Exhibit 31.2
CERTIFICATION OF THE CHIEF FINANCIAL OFFICER
PURSUANT TO RULE 13a-14(a) AND 15d-14(a),
AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002
I, Alberto Recchi, Chief Financial Officer of Shapeways Holdings, Inc., certify that:

1.I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of Shapeways Holdings, Inc. (the “Registrant”) for the year ended December 31, 2023; and
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Shapeways Holdings, Inc.

Dated: April 16, 2024	By: /s/ Alberto Recchi
Alberto Recchi
Chief Financial Officer and Director
(Principal Financial and Accounting Officer)